UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: April 8, 2009

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Although the Listing Qualifications Staff of The NASDAQ Stock Market (the “Staff”) has not issued a notice of deficiency to Cleveland BioLabs, Inc. (the “Company”), the Staff has requested that the Company provide the following disclosure on Form 8-K.

On March 30, 2009, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Based on its stockholders’ equity, net income and market value of common stock, as of December 31, 2008, the Company did not meet the criteria for continued inclusion on the NASDAQ Capital Market.  As a result of certain other events since December 31, 2008, the Company believes it has regained compliance with the criteria for continued inclusion on the NASDAQ Capital Market.

On March 27, 2009, the Company completed a private placement of its Series D Preferred Stock and warrants to purchase common stock.  This private placement resulted in net proceeds to the Company of approximately $4,460,000.  Further details regarding this transaction are set forth in the Current Report on Form 8-K filed by the Company on March 30, 2009.

In addition, during the first quarter of 2009, the Company implemented workforce reductions and other measures to streamline its operations, which have reduced the Company’s cash burn rate by over 67%.  More specifically, the Company is focusing virtually all of its resources on developing the defense applications for its radioprotectant drug, CBLB502, which is funded through several government agencies through grant and contract awards.  These government grants and contracts cover most of the Company’s research and development costs and provide funds for fringe benefits, overhead and general and administrative expenses.  The Company plans to submit proposals for government contracts and grants over the next two years totaling over $40 million and seek direct investments to fund other drug development projects.

Given the restructuring of its operations combined with the proceeds from the private placement, the Company believes that it has regained compliance with the criteria for continued inclusion on the NASDAQ Capital Market.

Item 8.01	Other Events.

On April 9, 2009, the Company issued a press release relating to the foregoing.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated April 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: April 9, 2009	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated April 9, 2009.